                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement"), entered into as of the
15th day of October, 2004 (the "Effective Date"), by and between VION
PHARMACEUTICALS, INC., a Delaware corporation having offices at Four Science
Park, New Haven, Connecticut 06511 (the "Corporation") and MARIO SZNOL, M.D., an
individual having an office at 186 Rimmon Rd., Woodbridge, CT 06525
("Consultant").

         In consideration of the services provided hereunder for the Corporation by Consultant, Consultant and the Corporation hereby agree as follows:

         1. Consulting Services. Consultant shall have the title of "Special
Advisor to the Chief Executive Officer" and shall work on a day-to-day basis with the Clinical Affairs group of the Corporation. Consultant shall report to the Chief Executive Officer and shall perform such consulting services for the
Corporation as may be requested by the Chief Executive Officer, including, but not limited to, the following:

         (a) Providing direction and recommending new products and technologies, strategies and clinical trials in furtherance of the development of the
Corporation's cancer product pipeline;

         (b) Participating in the review of data derived from the pre-clinical and clinical development programs and assisting in the preparation of reports and publications;

         (c) Advising the Corporation on regulatory strategies, participating in meetings with the U.S. Food and Drug Administration and with Canadian and
European regulatory authorities, assisting the Corporation in its preparation for ODAC reviews;

         (d) Assisting the Corporation in defining the goals and achievements of the Corporation's development program to the investment community.

         All such consulting services are collectively referred to herein as the
"Services". Consultant shall provide Services on a per diem basis during the term of this Agreement, such days to be at the mutual convenience of the
Corporation and Consultant. Consultant shall be available for consultation with the Corporation by correspondence or telephone, and, when necessary, by meetings at such times and locations, including the Corporation's offices in New Haven,
Connecticut, as may be reasonably requested by the Corporation.

         2. Term. The term of this Agreement shall commence on the Effective
Date and expire on April 15, 2005. The term of this Agreement may be extended by mutual agreement of the parties. Notwithstanding the foregoing, this Agreement may be terminated at any time by the Corporation or Consultant by giving written notice to the other party. Upon termination, the Consultant shall not incur any further time charges or expenses on behalf of the Corporation and the
Corporation shall be obligated to pay time charges and expenses incurred prior to termination subject to the limitations in this Agreement. Notwithstanding any termination of this Agreement, he obligations of Consultant under Sections 4 and
5 hereof shall survive any such termination.

         3. Compensation. In consideration of the Services performed by
Consultant hereunder, Consultant shall receive compensation as follows:

         (a)  The Corporation shall pay Consultant the sum of One Thousand Five
              Hundred Dollars ($1,500.00) per full day of service. For purposes of this Agreement, a "full day" shall be deemed to mean any eight hour period of service. Fees shall be prorated for any period of less than eight hours at the rate of $187.50 per hour.

         (b)  The Corporation shall reimburse Consultant for reasonable out-of-pocket travel, hotel and other business expenses incurred at the request of the Corporation as soon as practicable following submission of statements of expenses incurred, accompanied by appropriate supporting documentation, but no more than thirty (30)
              days following such submission.

         4. Confidential Information. Consultant acknowledges that during the term of this Agreement, he may be exposed to secret and confidential information of the Corporation and those of other companies with whom the Corporation does business on a confidential basis. While such information will normally be marked as confidential, Consultant realizes that all information about unreleased products and other non-public information about the Corporation is a valuable trade secret of the Corporation, disclosure of which could severely damage the economic interests of the Corporation. Confidential information shall also include the Corporation's proprietary products and drug-delivery techniques, reports, interpretations, forecasts, records, trade secrets, strategies, studies, data and know-how, techniques, marketing plans and opportunities, cost and pricing data, customer lists, developments, improvements, discoveries, technologies, processes, research, methods, procedures, designs, models, testing systems, assays, compounds, molecules, organisms, computer software and programs
(including source code and related documentation), test, trial and/or experimental data and results, laboratory notebooks, drawings and technical information and materials. Consultant agrees not to disclose such confidential information, either during the term of this Agreement or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of the Board of
Directors of the Corporation, or if such information is required to be disclosed because of subpoena or other requirement of law, until such time as the information becomes public knowledge through no fault of their own. The agreement made in this paragraph 4 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law or by separate agreement upon Consultant in respect of confidential information of the
Corporation.

          Consultant hereby acknowledges that the Corporation would be irreparably damaged if such information was disclosed to, or utilized on behalf of, others in competition in any respect with the Corporation or companies in which it invests, which damage cannot be adequately compensated for by an action at law. In the event of a breach or threatened breach by Consultant of the provisions hereof, Consultant agrees that the Corporation shall be entitled to an injunction restraining them from such breach. Consultant hereby waives any right to object to the Corporation's efforts to obtain such an injunction.
Nothing herein contained shall be construed as prohibiting the Corporation from pursing any other remedies available at law or in equity for any breach or threatened breach of this Agreement.

          Consultant hereby acknowledges that confidential, non-public information is "inside information" under the securities laws of the United
States and should not be provided to any person that may trade in the
Corporation's securities.

         5. Inventions.

         (a) Consultant agrees that the Corporation is the sole owner of all right, title and interest in all improvements, processes, products, technical information, discoveries ideas, original works of authorship, developments, trade secrets and work products and related material that are developed for or in conjunction with, or paid for by, the Corporation in connection with the performance of any Services provided by Consultant before or after the date hereof (collectively, "Consultant Inventions"). Consultant shall promptly disclose to the Corporation any and all Consultant Inventions, whether or not patentable, which Consultant conceives or makes, solely or jointly, within the term of this Agreement and which are related specifically to Services rendered under this Agreement, or as a result of the receipt of confidential information from the Corporation;

         (b) Consultant shall promptly grant, assign and convey to the
Corporation (or its designee) all his rights in and to such Consultant
Inventions, and, upon request, at the Corporation's expense, promptly execute all applications, assignments or other instruments which the Corporation (or its designee) shall deem necessary in order to apply for and obtain invention rights, patents, patent applications, letters patent, copyrights and reissues thereof ("Rights") in the Untied States and foreign countries on said Consultant
Inventions, in order to assign and convey to the Corporation (or its designee)
the sole and exclusive rights, title and interest in and to Consultant's right in and to said Consultant Inventions and Rights;

         (c) The Corporation (or its designee) will bear the cost of patent applications and assignments and the cost of prosecution of all such patent applications in the Untied States Patent Office and in the patent offices of foreign countries; and

         (d) Consultant shall render to the Corporation (and its designee) other assistance as it may require in the prosecution of Rights, in the prosecution or defense of interferences which may be declared involving any of said Rights, and in any litigation in which the Corporation may be involved relating to such
Rights, provided that Consultant shall be entitled to additional compensation, at an hourly fee reasonable and customary for a consultant of similar experience and qualifications, for any consultation or testimony provided pursuant to this
Section 5(d).

         6. Competitive Employment. The Corporation acknowledges that Consultant is free to provide consulting services or pursue employment or business opportunities with companies, institutions and other entities other than the
Corporation; provided that, such other activities do not interfere with the
Services provided by the Consultant hereunder.

         7. Representation of Consultant. Consultant represents and warrants that he is permitted to enter into this Agreement and that the terms of this
Agreement are not inconsistent with and are not in violation of his other contractual obligations. The Corporation recognizes that Consultant's activities are and will be subject to the policies, rules and regulations of Yale
University ("Institute Policy") and the Corporation agrees that Consultant shall be under no

obligation to perform Services if such performance would conflict with Institute
Policy. In the event of a conflict, Institute Policy shall control.

         8. Independent Contractor. Consultant's relationship with the
Corporation shall be that of an independent contractor, and Consultant shall not be deemed an employee of the Corporation for any purpose whatsoever.

         9. Indemnification. The Corporation shall hold harmless, indemnify and defend Consultant against any and all third-party claims, liabilities, losses, costs or expenses (including reasonable attorney's fees) arising out of or in connection with the Services under this Agreement unless such claims, liabilities, losses, costs or expenses arise from an act or omission by
Consultant constituting willful misconduct, gross negligence, self dealing or fraud, or an act or omission the payment of indemnification for which is prohibited by law.

         10. Notices. Any notice of other communication hereunder shall be in writing, shall be given either manually or by mail, addressed to the party to be notified at its address first set forth above, and shall be deemed sufficiently given as of the third day thereafter. Either party may, by notice to the other, change its address for receiving such notices and communications.

         11. Assignability. This Agreement shall inure to the benefit of any assignee of the Corporation, and Consultant specifically agrees on demand to execute any and all reasonably necessary documents in connection therewith. This
Agreement may not be assigned by Consultant.

         12. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with reference to the subject matter hereof and shall not be changed or modified except by a written instrument signed by both parties; provided that, this Agreement shall not supercede the Proprietary
Information and Inventions Agreement, dated February 5, 2001 with respect to
Consultants prior service as an employee of the Corporation.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflicts of laws principles.

         14. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto, as of the day and year first above written.

                                                     VION PHARMACEUTICALS, INC.

                                                     By:  /s/Howard B. Johnson
                                                         -----------------------
                                                     Name:  HOWARD B. JOHNSON
                                                     Title: President & CFO

                                                     CONSULTANT

                                                     By:  /s/ Mario Sznol, MD
                                                         -----------------------
                                                     Name: MARIO SZNOL, MD